                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                  EXEL LIMITED
                                  ------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                                                              December 24, 1998

Dear EXEL Shareholder:

  You are cordially invited to attend a General Meeting of Shareholders of EXEL Limited (the "Company") to be held at the Company's executive offices, located at Cumberland House, One Victoria Street, Hamilton, Bermuda HM11, on February 1, 1999, at 8:30 a.m. local time.

  At the General Meeting you will be asked to vote upon the approval of a special resolution to change the name of the Company to "XL Capital Ltd".

  Over the last few years, the Company has grown significantly and broadened its scope of operations considerably. Following an extensive review of the Company's operations, the Board of Directors and management feel that it is appropriate to change our name to reflect the increased role of our holding company and the current focus of our organization.

  We believe the name "XL Capital Ltd" has several important advantages over the Company's current name, including better communicating that our organization supplies intellectual and financial capital to assure its customers' vitality and competitiveness. In addition, the new name will eliminate duplication of names within the organization and allow for closer identification between the Company and its operating subsidiaries which use "XL" in their corporate names. It will also facilitate the development of a global brand name under which all products and services offered by the Company's subsidiaries can be marketed.

  The Notice of General Meeting and the Proxy Statement describing the special resolution in greater detail are attached. Whether or not you plan to attend the General Meeting, it is important that your shares be represented. Please give this information your careful consideration and complete, date, sign and return promptly the proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even though you have previously returned your proxy.

  We look forward to your support on this initiative and sharing with you the new "XL Capital Ltd".

                                          Yours sincerely,

                                          [LOGO]

                                          Brian M. O'Hara
                                          President and Chief Executive
                                           Officer

                                 EXEL LIMITED

                               ----------------

                   NOTICE OF GENERAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 1, 1999

                               ----------------

                                                              Hamilton, Bermuda
                                                              December 24, 1998

TO THE SHAREHOLDERS OF EXEL LIMITED:

  Notice is hereby given that a General Meeting of Shareholders of EXEL LIMITED (the "Company") will be held at the Company's executive offices, located at Cumberland House, One Victoria Street, Hamilton, Bermuda HM11, on February 1, 1999, at 8:30 a.m. local time for the following purposes:

    1. To act upon a proposal to approve a special resolution to change the name of the Company to "XL Capital Ltd"; and

    2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record, as shown by the transfer books of the Company at the close of business on December 21, 1998, are entitled to notice of and to vote at the General Meeting.

  PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. A PROXY NEED NOT BE A SHAREHOLDER OF THE COMPANY.

                                          As ordered,

                                          Brian M. O'Hara,
                                          President and Chief Executive
                                           Officer

                                 EXEL LIMITED

                      CUMBERLAND HOUSE, HAMILTON, BERMUDA

                               ----------------

                                PROXY STATEMENT

                                      FOR

                      THE GENERAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 1, 1999

                               ----------------

  The accompanying proxy is solicited by the Board of Directors of EXEL Limited (the "Company") to be voted at the General Meeting of Shareholders of the Company to be held on February 1, 1999, and any adjournments thereof.

  When such proxy is properly executed and returned, the Class A Shares, par value U.S. $0.01 per share (the "Class A Shares"), of the Company it represents will be voted at the meeting on the following: (1) the approval of a special resolution to change the name of the Company to "XL Capital Ltd" and
(2) such other business as may properly come before the meeting or any adjournments thereof.

  Any shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Secretary of the Company in writing, by voting in person at the General Meeting or by execution of a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

  Shareholders of record of Class A Shares as of the close of business on December 21, 1998 will be entitled to vote at the meeting. As of December 21, 1998, there were outstanding 111,902,354 Class A Shares entitled to vote at the meeting, with each Class A Share entitling the holder of record on such date to one vote (subject to certain provisions of the Company's Articles of Association). See "Beneficial Ownership." The holders of the Company's Class B Ordinary Shares, par value $0.01 per share (the "Class B Shares"), will not have any voting rights with respect to the approval of the special resolution at the meeting.

  This Proxy Statement, the attached letter to shareholders and Notice of General Meeting of Shareholders and the accompanying proxy card are first being mailed to shareholders on or about December 29, 1998.

  The Company knows of no specific matter to be brought before the General Meeting which is not referred to in the Notice of General Meeting of Shareholders. If any such matter properly comes before the meeting, the proxy holders will vote proxies in accordance with their judgment.

  The Company's principal executive offices are located at Cumberland House, One Victoria Street, Hamilton, Bermuda HM 11.

                             BENEFICIAL OWNERSHIP

  The following table lists as of November 30, 1998 the beneficial ownership of the Class A Shares of the Company by each person or group who owned, to the Company's knowledge, more than five percent of the Company's Class A Shares outstanding. The table is based upon information available to the Company believed to be reliable.

                                                                   PERCENTAGE
                                                                       OF
                                                     NUMBER OF     OUTSTANDING
      NAME AND ADDRESS                                 SHARES       SHARES(1)
      ----------------                               ----------    -----------
      Oppenheimer Group, Inc........................ 16,252,000       14.6%
        Oppenheimer Tower
        World Financial Center
        New York, NY 10281
      Skudder Kemper Investments, Inc...............  9,060,000        8.2%
        345 Park Avenue
        New York, NY 10154
      Capital Guardian Trust........................  7,232,000        6.5%
        333 Hope Street
        Los Angeles, CA 90071
      Capital Research and Management Company.......  6,615,000        6.0%
        333 Hope Street
        Los Angeles, CA 90071
      Marsh & McLennan Companies, Inc...............  6,132,441(2)     5.7%(2)
        1166 Avenue of the Americas
        New York, NY 10036-2774

--------
(1) Each Class A Share has one vote, except that, if, and so long as, the votes conferred by the Controlled Shares (as hereinafter defined) of any person constitute ten percent (10%) or more of the votes conferred by the issued share capital of the Company, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Company's Articles of Association. "Controlled Shares" has the meaning given to that term in the Company's Articles of Association and will include, among other things, all Class A Shares which such person or group of persons is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934).
(2) Derived from information set forth in the Schedule 13D filed with the Securities and Exchange Commission by Marsh & McLennan Companies, Inc. ("MMC"), on behalf of itself and Marsh & McLennan Risk Capital Holdings, Ltd. ("MMRCH"), a direct subsidiary of MMC, and MMRC LLC ("MMRC LLC"), a limited liability company indirectly beneficially owned by MMC. The
    Schedule 13D states that as of August 7, 1998, MMRCH directly owned 5,058,186 of such shares and MMRC LLC directly owned 1,074,256 of such shares. The Schedule 13D states that each of MMRCH and MMRC LLC has the sole power to dispose of the shares owned by it, provided however, that with respect to the shares owned by MMRC LLC, MMRCH has the ability to block a sale of such shares, and if MMRCH desires the sale of such shares, the other members of MMRC LLC have agreed to vote in favor of such a sale.

  As of November 30, 1998, no director or executive officer of the Company beneficially owned any Class B Shares of the Company. The following table lists as of November 30, 1998 the beneficial ownership of the Class A Shares of the Company by each director and executive officer of the Company, and all such directors and executive officers of the Company as a group.

                                               NUMBER OF
                                                CLASS A  NUMBER OF
      NAME                                      SHARES   OPTIONS(1)   TOTAL(2)
      ----                                     --------- ----------  ----------
      Michael Butt...........................    243,926    112,366     356,292
      Mark E. Brockbank......................    542,086      8,011     550,097
      Robert Clements........................     38,695     18,599      57,294
      K. Bruce Connell.......................     32,000    107,800     139,800
      Robert J. Cooney.......................     98,550    258,996     357,546
      Sir Brian Corby........................      1,471      4,599       6,070
      Michael Esposito, Jr...................     37,015    124,596     161,611
      Paul S. Giordano.......................      7,000     15,000      22,000
      Robert R. Glauber......................     10,419      9,198      19,617
      Christopher V. Greetham................     11,000     34,999      45,999
      Robert V. Hatcher, Jr..................      1,036      9,000      10,036
      Ian R. Heap............................      4,000     14,000      18,000
      Paul Jeanbart..........................      4,536      3,066       7,602
      Henry C.V. Keeling.....................    124,693     52,255     176,948
      John Loudon............................      2,637     14,000      16,637
      Robert Lusardi.........................     23,000     33,333      56,333
      Robert J. Newhouse, Jr.................     88,462    187,714     276,176
      Brian M. O'Hara........................    300,302    579,634     879,936
      Robert S. Parker.......................      3,724     14,000      17,724
      Cyril Rance............................      6,606     14,000      20,606
      Alan Z. Senter.........................      3,335     14,000      17,335
      John T. Thornton.......................     10,237     14,000      24,237
      Ellen Thrower..........................      2,122     12,000      14,122
      John Weiser............................     33,017     14,000      47,017
                                               --------- ----------  ----------
      All directors and executive officers of
       the Company as a group (24
       individuals)..........................  1,629,869  1,669,166   3,299,035
                                               ========= ==========  ==========

--------
(1) Represents options to purchase Class A Shares, which as of November 30, 1998, were exercisable within 60 days.
(2) To the Company's knowledge, no director or executive officer of the Company had a beneficial ownership interest in excess of 1.0% of the outstanding Class A Shares as of November 30, 1998. As a group, all directors and executive officers of the Company had a beneficial ownership interest in approximately 2.9% of the outstanding Class A Shares as of November 30, 1998. The percentages of outstanding Class A Shares are calculated separately for each shareholder and for all directors and executive officers of the Company as a group on the basis of the number of outstanding Class A Shares as of November 30, 1998.

                      PROPOSED NAME CHANGE OF THE COMPANY

  The Board of Directors proposes and recommends that the shareholders approve the proposed special resolution to change the Company's name to "XL Capital Ltd". The Board of Directors and management of the Company believe that the name "XL Capital Ltd" has several important advantages as compared to the Company's current name. In particular, the name "XL Capital Ltd" better communicates that the Company, acting through its subsidiaries, is an insurance, reinsurance and financial services organization which applies intellectual and financial capital to assure its customers' economic vitality and to enhance their competitive positions. The new name also will allow for closer identification between the Company and its operating subsidiaries which use "XL" in their corporate names and facilitate the development of a global brand name under which all products and services offered by the Company's subsidiaries can be marketed.

  If the special resolution is approved by the shareholders of the Company, notice of the adoption of the special resolution is expected to be filed with the Registrar of Companies in the Cayman Islands shortly after the General Meeting. The change of the Company's name to "XL Capital Ltd" would become effective upon the filing of the notice referred to in the preceding sentence and the Registrar of Companies entering the new name of the Company in the register of companies.

  The approval of the special resolution to change the Company's name requires the affirmative vote of at least two-thirds of the votes cast at the General Meeting by the holders of Class A Shares present in person or by proxy at the meeting, provided there is a quorum (consisting of holders of at least 66 2/3% of the outstanding Class A Shares being present in person or by proxy).

  Shareholders who abstain will be counted for purposes of determining the presence of a quorum but will not be treated as present and voting for purposes of determining the number of votes cast. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares and the proxy does not indicate a vote either for or against the resolution set out in the Notice of General Meeting (so-called "broker non-votes"), those Class A Shares will be treated as abstentions and accordingly, a broker non-vote will be counted for purposes of determining the presence of a quorum but will not be treated as shares that are present and voting for purposes of determining the number of vote cast.

                                 OTHER MATTERS

  While management knows of no other issues to be brought before the General Meeting which are not referred to in the Notice of General Meeting of Shareholders, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

             SHAREHOLDER PROPOSALS FOR 1999 ANNUAL GENERAL MEETING

  Shareholder proposals intended for inclusion in the Proxy Statement for the 1999 Annual General Meeting of Shareholders should have been sent to the Company's Secretary at Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda and received by November 3, 1998. In addition, if a shareholder intends to present a proposal at the 1999 Annual General Meeting other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, and if the proposal is not received by the Company's Secretary by January 16, 1999, then the proxies designated by the Board of Directors of the Company for the 1999 Annual General Meeting of Shareholders may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the Proxy Statement for such meeting or on the proxy card for such meeting.

                              PROXY SOLICITATION

  The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. In addition to the foregoing, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately US $8,000, plus reasonable out-of-pocket expenses and disbursements of that firm. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

                                          As ordered,

                                          Brian M. O'Hara
                                          President and Chief Executive
                                          Officer

PROXY

                                 EXEL LIMITED

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    for the General Meeting of Shareholders to be held on February 1, 1999

 The undersigned Shareholder of EXEL Limited hereby appoints Brian M. O'Hara or, failing him, Paul S. Giordano, to be its proxy and to vote for the under-signed on all matters arising at the General Meeting of Shareholders of EXEL LIMITED to be held on February 1, 1999 or any adjournment thereof and to rep-resent the undersigned at the General Meeting of Shareholders.

 THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING OR ANY ADJOURNMENT THEREOF. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ITEM (1) ON THE REVERSE HEREOF, SUCH ITEM BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWL-EDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

            (IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE)

                                 Please mark your
                                 vote as indicated X
                                 in this example

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING OR ANY ADJOURNMENTS THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING OR ANY ADJOURNMENTS THEREOF.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. To approve the special resolution to change the Company's name to "XL Capital Ltd"

                                        For   Against   Abstain

                                        ---   -------   -------

--
(Name of Shareholder)


DATE: ____________________________, 1999

________________________________________

________________________________________
              (SIGNATURE(S)


IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.